UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 14, 2013

AXIS CAPITAL HOLDINGS LIMITED
(Exact Name Of Registrant As Specified In Charter)

Bermuda	001-31721	98-0395986
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
92 Pitts Bay Road
Pembroke, Bermuda HM 08
(Address of principal executive offices, including zip code)
(441) 405-2600
(Registrant’s telephone number, including area code)
Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 7.01	Regulation FD Disclosure.
Albert Benchimol, Chief Executive Officer of AXIS Capital Holdings Limited, a Bermuda company (the “Company”), is scheduled to present at the Bank of America Merrill Lynch Insurance Conference 2013 at 10:00 a.m. (Eastern) on Thursday, February 14, 2013 at The New York Palace Hotel in New York City.

A live, listen-only webcast of the presentation can be accessed by following the link: http://www.veracast.com/webcasts/baml/insurance2013/id12854520.cfm. The link, which will also be available on the Company's website www.axiscapital.com, can be utilized to access both the live and the archived webcasts. The archived replay will be available one hour after the conclusion of the live event and will remain available for replay through May 15, 2013.

The presentation will include the slides attached hereto as Exhibits 99.1 and incorporated by reference herein.

The preceding information, as well as Exhibit 99.1 referenced therein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 unless the Company expressly so incorporates such information by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Bank of America Merrill Lynch 2013 Conference presentation materials

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 14, 2013

AXIS CAPITAL HOLDINGS LIMITED

By:	/s/ Richard T. Gieryn, Jr.
Richard T. Gieryn, Jr.
General Counsel